EXHIBIT 1
Joint Filing Agreement
     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of SoftBrands, Inc. and (ii) agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

ABRY MEZZANINE PARTNERS, L.P.
By:	ABRY MEZZANINE INVESTORS, L.P.,
Its:	General Partner

By:	ABRY MEZZANINE HOLDINGS, LLC,
Its:	General Partner

By:	/s/ John Hunt
	Name:	John Hunt
	Title:	Authorized Signatory

ABRY MEZZANINE INVESTORS, L.P.
By:	ABRY Mezzanine Holdings, LLC,
Its:	General Partner

By:	/s/ John Hunt
	Name:	John Hunt
	Title:	Authorized Signatory

ABRY MEZZANINE HOLDINGS, LLC.
By:	John Hunt
Its:	Authorized Signatory

By:	/s/ John Hunt
	Name:	John Hunt
	Title:	Authorized Signatory

/s/ Royce Yudkoff
Royce Yudkoff